Filed Pursuant to Rule 424(b)(5)
Registration Statement No.
333-268718 and 333-268718-01

PRODUCT SUPPLEMENT NO. WF-2 (To Prospectus dated December 30, 2022 and Series A Prospectus Supplement dated December 30, 2022)

BofA Finance LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

BofA Finance LLC may, from time to time, offer and sell notes linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” The notes provide for the repayment of principal at maturity regardless of the performance of the relevant Market Measure(s) (subject to our credit risk), as well as the potential for a positive return based on the performance of the relevant Market Measure(s). We refer to all notes offered under this product supplement as the “Notes.”

The Notes will be unsecured senior notes issued by BofA Finance LLC, a consolidated finance subsidiary of Bank of America Corporation. Bank of America Corporation will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any Notes BofA Finance LLC issues. Any payments due on the Notes, including any repayment of principal, will be subject to credit risk. If BofA Finance LLC, as issuer, and Bank of America Corporation, as guarantor, default on their obligations, you could lose some or all of your investment.

This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the Notes. This product supplement supplements the disclosure in any pricing supplement that may reference it and the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the Notes and may include changes to the terms specified in this product supplement. The applicable pricing supplement will describe any Market Measure(s) to which the Notes are linked. If the disclosure in the applicable pricing supplement is inconsistent with the disclosure in this product supplement, the prospectus supplement or the prospectus, the disclosure in the applicable pricing supplement will control.

You should carefully review the specific terms of the Notes described in the applicable pricing supplement together with the information contained in this product supplement and the accompanying prospectus supplement and prospectus before investing in the Notes.

The Notes will not be listed on any securities exchange or automated quotation system.

The Notes have complex features and investing in the Notes involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 5 of this product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of Notes as well as the risks associated with the particular Market Measure(s) to which your Notes are linked.

The Notes are the unsecured obligations of BofA Finance LLC, and, accordingly, all payments are subject to credit risk. If BofA Finance LLC, as issuer, and Bank of America Corporation, as guarantor, default on their obligations, you could lose some or all of your investment. The Notes and the related guarantee of the Notes by Bank of America Corporation are unsecured and are not savings accounts, deposits or other obligations of a depository institution. The Notes are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these Notes or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this product supplement is June 16, 2025.

ABOUT THIS PRODUCT SUPPLEMENT

This product supplement related only to the Notes and does not relate to any Index, Fund or Underlying Stock. You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the Notes to be offered as well as tax and other considerations important to you in making a decision about whether to invest in any Notes, and which supersede all prior or contemporaneous oral statements as well as any other written materials. If information in this product supplement is inconsistent with the accompanying prospectus supplement or prospectus, this product supplement will supersede those documents. However, if information in any pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, the information described in such pricing supplement will govern your Notes.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the Notes have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes.

None of us, Bank of America Corporation or any selling agent is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted.

Certain terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement or prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to Bank of America Corporation (or any other affiliate of ours).

SUMMARY

Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.

General:

The Notes are unsecured senior debt securities issued by BofA Finance LLC, a consolidated finance subsidiary of Bank of America Corporation. Bank of America Corporation will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on the Notes. The Notes will rank equally in right of payment with all of BofA Finance LLC’s other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the Notes will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America Corporation, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payments due on the Notes, including any repayment of principal, are subject to credit risk. If BofA Finance LLC, as issuer, and Bank of America Corporation, as guarantor, default on their obligations, you could lose some or all of your investment.

Maturity Payment Amount:

The Notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the Notes, depending on the performance of one or more:

•   equity indices (each, an “Index” and collectively, the “Indices”);

•   exchange-traded funds (each, a “Fund” and collectively, the “Funds”);

•   common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or

•   any combination of the foregoing,

as specified in the applicable pricing supplement. Accordingly, although the Notes provide for the repayment of principal at maturity, you may not receive any positive return on the Notes.

In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your Notes may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”

The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In addition, if the Notes are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The Notes may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.

You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to not receive any positive return on your investment.

Coupon:

The Notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

Principal Amount and Public Offering Price:	The principal amount of each note and the public offering price of each note will be specified in the applicable pricing supplement.

Pricing Date:

We refer to the date on which a particular issuance of Notes is priced for initial sale to the public as the “pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):

We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the Notes as a “calculation day.” If there is a single calculation day for the Notes, references to the “final calculation day” herein mean such calculation day.

The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-trading days and market disruption events. See “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Payment Date(s):

The applicable pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the Notes (each referred to as a “payment date”). Each payment date is subject to postponement as described under “General Terms of the Notes—Payment Dates.”

Closing Value:

When we refer to the “closing value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its closing level (as defined herein) on that day; (ii) with respect to a Fund, its fund closing price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its stock closing price (as defined herein) on that day.

Calculation Agent:

Unless otherwise specified in the applicable pricing supplement, BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance LLC, will act as initial calculation agent for the Notes and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the Notes, see “U.S. Federal Income Tax Considerations” beginning on page 70 of the accompanying prospectus.

No Listing:	The Notes will not be listed on any securities exchange or automated quotation system.

ERISA Considerations:	See “ERISA Considerations” beginning on page 92 of the accompanying prospectus.

RISK FACTORS

The Notes have complex features and investing in the Notes will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement, any applicable other supplement and the accompanying prospectus supplement and the prospectus, including the documents they incorporate by reference. The risk factors set forth below describe certain significant risks associated with an investment in the Notes. You should read these risk factors together with the risk factors included in the accompanying prospectus supplement and prospectus as well as the risk factors included in applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of Notes as well as the risks associated with the particular Market Measure(s) to which your Notes are linked. As described in more detail below, the value of the Notes may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the Notes in light of your particular circumstances.

General Risk Factors Relating To All Notes

You May Not Receive Any Positive Return On The Notes.

The Notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the Notes, depending on the performance of the relevant Market Measure(s) and other terms of the Notes, as described in the applicable pricing supplement. If the relevant Market Measure(s) do not perform favorably, you may not receive any positive return on your investment in the Notes. Although the Notes provide for the repayment of the principal amount at maturity regardless of the performance of the relevant Market Measure(s), you may nevertheless suffer a loss on your investment in the Notes, in real value terms, if you do not receive a positive return on the Notes. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the Notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the Notes.

Even if you do receive a positive return on your investment in the Notes, there can be no assurance that your total return at maturity on the Notes will compensate you for the effects of inflation and your yield on the Notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of ours or another issuer with a similar credit rating with the same stated maturity date. You should carefully consider whether an investment that may not provide for any positive return, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

You May Not Receive Any Interest Payment(s) On The Notes Or The Interest Payment(s) May Be Less Than The Yield On A Conventional Debt Security Of Comparable Maturity.

If so specified in the applicable pricing supplement, your Notes may not pay interest. If your Notes are interest bearing, they may only pay contingent interest or pay interest at a rate that is less than the rate we would pay on a conventional debt security of comparable maturity. To the extent that interest payment(s) on the Notes are contingent upon the performance of a Market Measure, the greater the expected volatility of the Market Measure at the time the terms of your Notes are set, the greater the expectation is at that time that you may not receive the contingent interest payment(s). As a result, your investment in the Notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

The Payment(s) On The Notes May Be Limited To A Maximum Return.

If so specified in the applicable pricing supplement, the Notes may have a fixed maximum return, regardless of the performance of the Market Measure. In such a case, your return on the Notes may be less than the return that you could have realized if you invested directly in the applicable Market Measure or the equity securities represented by the applicable Market Measure, and you will not receive the full benefit of any appreciation in the value of the applicable Market Measure beyond that maximum return.

Your Notes May Be Called Prior To Maturity.

If so specified in the applicable pricing supplement, your Notes may be called at our option prior to maturity, or may be automatically called upon the occurrence of certain specified events prior to maturity. If the Notes are called, the period over which you hold the Notes and any interest payments, if applicable, will be limited. No further payment(s) will be made on the Notes after they have been called. In addition, if the Notes are called, there is no guarantee that you will be able to reinvest the proceeds in an investment with a comparable return and similar level of risk.

Payment(s) On The Notes Are Subject To Our Credit Risk And The Credit Risk Of Bank of America Corporation, As Guarantor, And Any Actual Or Perceived Changes In Our Or Bank of America Corporation’s Creditworthiness Are Expected To Affect The Value Of The Notes.

The Notes are our senior unsecured debt securities, the payment(s) on which will be fully and unconditionally guaranteed by Bank of America Corporation. The Notes are not guaranteed by any entity other than Bank of America Corporation. As a result, your receipt of all payment(s) on the Notes will be dependent upon our ability and the ability of Bank of America Corporation to repay our respective obligations under the Notes on the applicable payment date(s), regardless of how the applicable Market Measure(s) performs. No assurance can be given as to what our financial condition or the financial condition of Bank of America Corporation will be at any time after the pricing date of your Notes. If we and Bank of America Corporation become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Notes.

In addition, our credit ratings and the credit ratings of Bank of America Corporation are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or Bank of America Corporation’s perceived creditworthiness and actual or anticipated decreases in our or Bank of America Corporation’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date of your Notes may adversely affect the market value of the Notes. However, because your return on the Notes depends upon factors in addition to our ability and the ability of Bank of America Corporation to pay our respective obligations, such as the value of the Market Measure, an improvement in our or Bank of America Corporation’s credit ratings will not reduce the other investment risks related to the Notes.

We Are A Finance Subsidiary And, As Such, Have No Independent Assets, Operations Or Revenues.

We are a finance subsidiary of Bank of America Corporation, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by Bank of America Corporation, and are dependent upon Bank of America Corporation and/or its other subsidiaries to meet our obligations under the Notes in the ordinary course. However, we will have no assets available for distributions to holders of the Notes if they make claims in respect of such Notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders in respect of such claims in any such proceeding will be limited to those available under Bank of America Corporation’s guarantee of such Notes, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America Corporation, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to Bank of America Corporation’s subordinated obligations. Holders of the Notes will have recourse only to a single claim against Bank of America Corporation and its assets under Bank of America Corporation’s guarantee of the Notes, and holders of the Notes should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of Bank of America Corporation, including claims of holders of unsecured senior debt securities issued by Bank of America Corporation.

Bank Of America Corporation’s Ability To Make Payments Under Its Guarantee Of The Notes Will Depend Upon Its Receipt Of Funds From Its Subsidiaries, And Applicable Laws And Regulations, And Actions Taken Under Bank Of America Corporation’s Resolution Plan, Could Restrict The Ability Of Its Subsidiaries To Transfer Such Funds.

Bank of America Corporation is a holding company and conducts substantially all of its operations through its subsidiaries. Bank of America Corporation depends on dividends and other distributions, loans and other payments from its subsidiaries to fund payments under its guarantee of our payment obligations on the Notes. Any inability of these subsidiaries to pay dividends or make payments to Bank of America Corporation may adversely affect its cash flow and financial condition. Many of these subsidiaries, including bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to Bank of America Corporation or to its other subsidiaries. In addition, Bank of America Corporation’s bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and liquidity requirements. Lower earnings in Bank of America Corporation’s subsidiaries can reduce the amount of funds available to Bank of America Corporation as a holding company. Adverse business and economic conditions, including changes in interest and currency exchange rates, illiquidity or volatility in areas where Bank of America Corporation has concentrated credit risk, and a failure in or breach of Bank of America Corporation’s operational or security systems or infrastructure, could affect Bank of America Corporation’s business and results of operations. Intercompany arrangements Bank of America Corporation has entered into in connection with its resolution planning could restrict the amount of funding available to it from its subsidiaries under certain adverse conditions, as described below under “—A Resolution Under Bank Of America Corporation’s Single Point of Entry Resolution Strategy Could Materially Adversely Affect Its liquidity And Financial Condition And Its Ability To Make Payments Under Its Guarantee Of Our Payment Obligations On The Notes.” These restrictions could prevent Bank of America Corporation’s subsidiaries from paying dividends or making other distributions to Bank of America

Corporation or otherwise providing funds to Bank of America Corporation that Bank of America Corporation needs in order to make payments under its guarantee of our payment obligations on the Notes. In addition, Bank of America Corporation’s right to participate in any distribution of assets of any of its subsidiaries upon such subsidiary’s liquidation or otherwise, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of Bank of America Corporation’s claims as a creditor of such subsidiary may be recognized.

A Resolution Under Bank Of America Corporation’s Single Point Of Entry Resolution Strategy Could Materially Adversely Affect Its Liquidity And Financial Condition And Its Ability To Make Payments Under Its Guarantee Of Our Payment Obligations On The Notes.

Bank of America Corporation is required periodically to submit a plan to the FDIC and the Board of Governors of the Federal Reserve System describing its resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In Bank of America Corporation’s current plan, its preferred resolution strategy is a single point of entry (“SPOE”) strategy. This strategy provides that only Bank of America Corporation (the parent holding company) would file for bankruptcy under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America Corporation bankruptcy. Bank of America Corporation has entered into intercompany arrangements governing the contribution of most of its capital and liquidity with these key subsidiaries. As part of these arrangements, Bank of America Corporation has transferred most of its assets (and has agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of Bank of America Corporation’s remaining assets secure its ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided Bank of America Corporation with a committed line of credit that, in addition to Bank of America Corporation’s cash, dividends and interest payments, including interest payments Bank of America Corporation receives in respect of the subordinated note, may be used to fund Bank of America Corporation’s obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require Bank of America Corporation to contribute its remaining financial assets to the wholly-owned holding company subsidiary if Bank of America Corporation’s projected liquidity resources deteriorate so severely that resolution becomes imminent, which could materially and adversely affect Bank of America Corporation’s liquidity and ability to meet its payment obligations, including under its guarantee of our payment obligations on the Notes. In addition, Bank of America Corporation’s preferred resolution strategy could result in holders of the Notes being in a worse position and suffering greater losses than would have been the case under a bankruptcy proceeding or other resolution scenarios or plans.

Bank Of America Corporation’s Obligations Under Its Guarantee Of The Notes Will Be Structurally Subordinated To Liabilities Of Bank Of America Corporation’s Subsidiaries.

Because Bank of America Corporation is a holding company, its right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America Corporation may itself be recognized as a creditor of that subsidiary. As a result, any obligations of Bank of America Corporation under its guarantee of the Notes will be structurally subordinated to all existing and future liabilities of Bank of America Corporation’s subsidiaries, and claimants should look only to the assets of Bank of America Corporation for payments under Bank of America Corporation’s guarantee of the Notes. Further, creditors of Bank of America Corporation’s subsidiaries recapitalized pursuant to Bank of America Corporation’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including Bank of America Corporation’s contributed assets. In addition, any obligations of Bank of America Corporation under its guarantee of the Notes will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to Bank of America Corporation’s secured obligations to the extent of the value of the assets securing such obligations.

Each Of BofA Finance LLC And Bank Of America Corporation Is Permitted To Sell, Convey Or Transfer All Or Substantially All Of Its Assets To One Or More Of Bank Of America Corporation’s Majority-Owned Subsidiaries And, In Either Such Event, Such Subsidiary Or Subsidiaries Will Not Be Required Under The Indenture Relating To The Notes To Assume Our Obligations Under The Notes Or Bank Of America Corporation’s Obligations Under Its Guarantee Of The Notes, As The Case May Be.

We and Bank of America Corporation each may sell, convey or transfer all or substantially all of its assets to one or more entities that are direct or indirect subsidiaries of Bank of America Corporation in which Bank of America Corporation and/or one or more of its subsidiaries owns more than 50% of the combined voting power, and under the indenture under which the Notes will be issued, including the provisions thereof relating to Bank of America Corporation’s guarantee of the Notes, such subsidiary or subsidiaries will not be required to assume our obligations under the Notes or Bank of America Corporation’s obligations under its guarantee thereof, as the case may be. In either such event, (i) we will remain the sole obligor on the Notes and Bank of America Corporation will remain the sole obligor on the guarantee of the Notes, as the case may be, (ii) creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims and (iii) obligations of Bank of America Corporation under its guarantee of our Notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities of BofA Finance LLC—Limitation on Mergers and Sales of Assets” beginning on page 52 of the accompanying prospectus for more information.

The Notes Issued By Us Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of BofA Finance LLC Or Bank Of America Corporation; Events Of Bankruptcy Or Insolvency Or Resolution Proceedings Relating To Bank Of America Corporation And Covenant Breach By Bank Of America Corporation Will Not Constitute An Event Of Default With Respect To The Notes.

The Notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or Bank of America Corporation. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America Corporation will not constitute an event of default with respect to the Notes. Furthermore, it will not constitute an event of default with respect to the Notes if the guarantee by Bank of America Corporation ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America Corporation (in the absence of any such event occurring with respect to us) will not permit the Notes to be declared due and payable. In addition, a breach of a covenant by Bank of America Corporation (including, for example, a breach of Bank of America Corporation’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit the Notes to be declared due and payable. The value you receive on the Notes may be significantly less than what you otherwise would have received had the Notes been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America Corporation or the breach of a covenant by Bank of America Corporation or upon Bank of America Corporation’s guarantee ceasing to be in full force and effect.

The Initial Estimated Value Of The Notes Considers Certain Assumptions And Variables And Relies In Part On Certain Forecasts About Future Events, Which May Prove To Be Incorrect.

The initial estimated value of the Notes, which will be set forth in the applicable pricing supplement, will be an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of Bank of America Corporation, Bank of America Corporation’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The Public Offering Price You Pay For The Notes Will Exceed The Initial Estimated Value.

If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the value of the applicable Market Measure(s), changes in Bank of America Corporation’s internal funding rate and the inclusion in the public offering price of the agent discount and expected hedging-related charges. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.

The initial estimated value will not represent a minimum or maximum price at which we, Bank of America Corporation, the agents or any of our or their affiliates would be willing to purchase your Notes in any secondary market (if any exists) at any time. The value of your Notes at any time after the applicable pricing date will vary based on many factors that cannot be predicted with accuracy, including the performance of the applicable Market Measure, our and Bank of America Corporation’s creditworthiness and changes in market conditions.

The Notes Are Not Designed To Be Short-Term Trading Instruments, And If You Attempt To Sell The Notes Prior To Maturity, Their Market Value, If Any, Will Be Affected By Various Factors That Interrelate In Complex Ways, And Their Market Value May Be Less Than The Principal Amount.

Unless otherwise set forth in the applicable pricing supplement, if you wish to liquidate your investment in the Notes prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your Notes or no market at all. Even if you were able to sell your Notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the Notes, assuming all other conditions remain constant.

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Value Of The Market Measure. We anticipate that the market value of the Notes prior to maturity generally will depend to a significant extent on the value of the Market Measure; however, owning the Notes is not the same as owning the Market Measure. In general, it is expected that the market value of the Notes will decrease as the value of the Market Measure decreases. However, as the value of the Market Measure increases or decreases, the market value of the Notes is not expected to increase or decrease at the same rate as the Market Measure. If you sell your Notes when the value of the Market Measure is less than, or not sufficiently above, its value on the applicable pricing date, then you may receive less than the principal amount of your Notes.

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Volatility Of The Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the Notes. Even if the value of the Market Measure increases over the term of the Notes, if you are able to sell your Notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate prior to the maturity date of the Notes.

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Economic And Other Conditions Generally. The general economic conditions of the capital markets in the U.S., as well as geopolitical conditions and other financial, political, regulatory, and judicial events and related uncertainties that affect stock markets generally, may adversely affect the value of the Market Measure and the market value of the Notes. If the Market Measure consists of or includes one or more Indices or Funds that have returns that are calculated based upon securities prices in one or more non-U.S. markets (a “Non-U.S. Underlying”), the value of your Notes may also be adversely affected by similar events in the markets of the relevant foreign countries.

•	Dividend Yields. In general, if the cumulative dividend yields on the equity securities represented by the Market Measure increase, we anticipate that the market value of the Notes will decrease.

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Interest Rates. We expect that changes in interest rates will affect the market value of the Notes. In general, if U.S. interest rates increase, we expect that the market value of the Notes will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the Notes. In the case of Non-U.S. Underlyings, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the Non-U.S. Underlying, and, thus, the market value of the Notes may be adversely affected.

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Exchange Rate Movements And Volatility. If the Market Measure consists of or includes any Non-U.S. Underlyings, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your Notes, and the payment(s) on the Notes may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable Non-U.S. Underlying reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable Non-U.S. Underlying, and changes in these correlations may have an adverse impact on the value of your Notes.

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Our And Bank Of America Corporation’s Financial Condition And Creditworthiness. Our and Bank of America Corporation’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the Notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the Notes. However, a decrease in our or Bank of America Corporation’s credit spreads or an improvement in our or Bank of America Corporation’s credit ratings will not necessarily increase the market value of the Notes.

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Time To Maturity. There may be a disparity between the market value of the Notes prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity will likely decrease, such that the market value of the Notes will approach the expected amount to be paid at maturity.

If The Market Measure To Which Your Notes Are Linked Represents Equity Securities Traded On Foreign Exchanges, Your Return May Be Affected By Factors Affecting International Securities Markets.

The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your Notes, include:

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Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

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Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

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Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

We Cannot Assure You That There Will Be A Trading Market For Your Notes.

If a secondary market exists, we cannot predict how the Notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the Notes will depend on various factors, including Bank of America Corporation’s financial performance and changes in the value of the Market Measure. Even if there is a secondary market for the Notes, it may not provide enough liquidity to allow you to trade or sell the Notes easily or at a price advantageous to you. The number of potential buyers of your Notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your Notes at any price in any secondary market.

We anticipate that one or more of the agents or their affiliates will act as a market-maker for the Notes that it offers, but none of them is required to do so and may cease to do so at any time. Any price at which an agent or its affiliate may bid for, offer, purchase or sell the Notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or transaction costs may adversely affect the prices, if any, at which those Notes might otherwise trade in the market. In addition, if at any time any agent or its affiliate were to cease acting as a market-maker for any issue of the Notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those Notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable pricing supplement, we will not list the Notes on any securities exchange or quotation system. Even if an application were made to list your Notes, we cannot assure you that the application will be approved or that your Notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the Notes on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

You Will Have No Rights As A Security Holder, You Will Have No Rights To Receive Any Shares Or Units Of The Market Measure Or Of The Securities Included In The Market Measure, And You Will Not Be Entitled To Dividends Or Other Distributions By The Issuers Of These Securities.

The Notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of Bank of America Corporation. Investing in the Notes will not make you a holder of shares or units of the Market Measure or any of the securities included in the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. Unless otherwise set forth in the applicable pricing supplement and under the limited circumstances described below in “General Terms of the Notes” relating to the adjustment factor, the payment(s) on the Notes will not reflect the value of dividends paid or distributions made on shares or units of the Market Measure or the equity securities represented by the Market Measure or any other rights associated with those equity securities. As a result, the return on your Notes may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. Additionally, the levels of certain

Indices and Funds reflect only the prices of the securities included in that Index or Fund and do not take into consideration the value of dividends paid on those securities. Your Notes will be paid in cash and you have no right to receive delivery of any of these securities.

The Historical Performance Of A Market Measure Should Not Be Taken As An Indication Of Its Performance During The Term Of The Notes.

A Market Measure may perform better or worse than it has historically during the term of the Notes. The value of a Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect such Market Measure. The historical performance of a Market Measure, including any historical performance set forth in the applicable pricing supplement, should not be taken as an indication of its future performance.

A Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day is subject to postponement for non-trading days and market disruption events as described under “General Terms of the Notes” below. If such a postponement occurs with respect to a calculation day other than the final calculation day (if any), then the related payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Trading And Hedging Activities By Us, Bank Of America Corporation And Any Of Our Other Affiliates May Affect Your Return On The Notes And Their Market Value.

We, Bank of America Corporation and our other affiliates (including an affiliate acting as a selling agent, as applicable) may buy or sell shares or units of the Market Measure or the securities represented by the Market Measure, as applicable, or futures or options contracts or exchange-traded instruments on the Market Measure or those securities, or other instruments whose value is derived from the Market Measure or its component securities. We, Bank of America Corporation and any of our other affiliates (including an affiliate acting as a selling agent, as applicable) may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Notes. These transactions could adversely affect the value of these securities and, in turn, the value of the Market Measure in a manner that could be adverse to your investment in the Notes. On or before the applicable pricing date, any purchases or sales by us, Bank of America Corporation or our other affiliates (including an affiliate acting as a selling agent, as applicable) or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Notes), may affect the value of a Market Measure or the securities represented by the Market Measure. Consequently, the value of that Market Measure or the securities represented by that Market Measure may change subsequent to the pricing date of an issue of the Notes, which may adversely affect the market value of the Notes.

We, Bank of America Corporation or one or more of our other affiliates (including an affiliate acting as a selling agent, as applicable) also expect to engage in hedging activities that could affect the value of the Market Measure on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Notes prior to maturity and may affect the amounts to be paid on the Notes. We, Bank of America Corporation or one or more of our other affiliates may purchase or otherwise acquire a long or short position in the Notes and may hold or resell the Notes. For example, our affiliates may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Market Measure, the market value of your Notes prior to maturity or the amounts payable on the Notes.

Our Trading, Hedging And Other Business Activities, And Those Of Bank Of America Corporation And Any Of Our Other Affiliates May Create Conflicts Of Interest With You.

We, Bank of America Corporation or one or more of our other affiliates (including an affiliate acting as a selling agent, as applicable) may engage in trading activities related to the Market Measure and to securities represented by the Market Measure that are not for your account or on your behalf. We, Bank of America Corporation or one or more of our other affiliates (including an affiliate acting as a selling agent, as applicable) also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure. These trading and other business activities may present a conflict of interest between your interest in the Notes and the interests we, Bank of America Corporation and our other affiliates (including an affiliate acting as a selling agent, as applicable) may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Market Measure or secondary trading in your Notes, could be adverse to your interests as a beneficial owner of the Notes.

We, Bank of America Corporation and one or more of our other affiliates (including an affiliate acting as a selling agent, as applicable) expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Notes. We, Bank of America Corporation or our other affiliates (including an affiliate acting as a selling agent, as applicable) also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the Notes. We may enter into such hedging arrangements with one or more of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the Notes and the applicable Market Measure. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, Bank of America Corporation and our affiliates (including an affiliate acting as a selling agent, as applicable) will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Notes increases or decreases or whether the payment at maturity is more or less than the principal amount of the Notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we, Bank of America Corporation and our other affiliates (including an affiliate acting as a selling agent, as applicable) receive for the sale of the Notes, which creates an additional incentive to sell the Notes to you.

There May Be Potential Conflicts Of Interest Involving The Calculation Agent, Which Is An Affiliate Of Ours. We Have The Right To Appoint And Remove The Calculation Agent.

One of our affiliates will be the calculation agent for the Notes and, as such, will make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a market disruption event has occurred, or in connection with judgments that it would be required to make if the publication of a Market Measure is discontinued. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that Bank of America Corporation will control the calculation agent, potential conflicts of interest could arise. None of us, Bank of America Corporation or any of our affiliates (including an affiliate acting as a selling agent, as applicable) will have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of the Notes.

Our Offering Of The Notes Does Not Constitute A Recommendation Of The Market Measure.

You should not take our offering of the Notes as an expression of our views about how any Market Measure will perform in the future or as a recommendation to invest in any Market Measure, including through an investment in the Notes. As we are part of a global financial institution, we, Bank of America Corporation and our other affiliates may, and often do, have positions (both long and short) in the Market Measure that may conflict with an investment in the Notes. You should undertake an independent determination of whether an investment in the Notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our Affiliates May Publish Research, Express Opinions Or Provide Recommendations That Are Inconsistent With Investing In The Market Measure And Any Such Research, Opinions Or Recommendations Could Adversely Affect The Value Of The Market Measure.

In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on a Market Measure, an Underlying Stock Issuer or the equity securities represented by the Market Measure, the applicable financial markets or other matters that may influence the value of the Market Measure and the value of the Notes, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the Notes. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure or the securities represented thereby from multiple sources, and you should not rely on the views expressed by our affiliates.

The Business Activities Of Us, Bank Of America Corporation And Any Of Our Other Affiliates (Including An Affiliate Acting As A Selling Agent, As Applicable) Relating To The Companies Included In a Market Measure May Create Conflicts Of Interest With You.

We, Bank of America Corporation and/or our other affiliates (including an affiliate acting as a selling agent, as applicable) at the time of any offering of the Notes or in the future, may engage in business with the companies included in a Market Measure, including making loans to or equity investments in, or providing investment banking, asset management, or other services to, those companies, their affiliates and their competitors. We, Bank of America Corporation and/or our other affiliates (including an affiliate acting as a selling agent, as applicable) at the time of any offering of the Notes or in the future, may also from time to time own shares or units of a Market Measure or securities of companies included in or represented by a Market Measure.

In connection with these activities, we, Bank of America Corporation or our other affiliates (including an affiliate acting as a selling agent, as applicable) may receive information about those companies that we or they will not divulge to you or other third parties. One or more of our affiliates may have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Notes. Any of these activities may adversely affect the value of the Market Measure and, consequently, the market value of your Notes. We, Bank of America Corporation and our other affiliates (including an affiliate acting as a selling agent, as applicable) do not make any representation to any purchasers of the Notes regarding any matters whatsoever relating to the issuers of the securities represented by a Market Measure. Any prospective purchaser of the Notes should undertake an independent investigation of the companies represented by a Market Measure to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the Notes. The selection of the Market Measure does not reflect any investment recommendations from us, Bank of America Corporation or our other affiliates (including an affiliate acting as a selling agent, as applicable).

Additional Risk Factors Relating to Notes Linked to An Index

Changes That Affect An Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.

The policies of a sponsor or publisher of an Index (each, an “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the Notes and any payments on the Notes. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the Notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included Any Index.

Actions by any company whose securities are included in any Index to which your Notes are linked may have an adverse effect on the price of its security, the closing level of such Index on any calculation day and the value of the Notes. Except to the extent that the common stock of Bank of America Corporation is included in an Index, neither we nor Bank of America Corporation will be affiliated with any of the companies whose securities are included in any Index. These unaffiliated companies will not be involved in the offering of the Notes and will have no obligations with respect to the Notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the Notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. These companies will not be involved with the administration, marketing or trading of the Notes and will have no obligations with respect to any amounts to be paid to you on the Notes.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about any Index and its index sponsor contained in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the Notes, should make your own investigation into any applicable Index and its index sponsor. No index sponsor will be involved in the offering of the Notes made hereby in any way nor will have any obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of the Notes.

Additional Risk Factors Relating to Notes Linked to A Fund

Risks Associated With The Applicable Fund Underlying Index, Or Underlying Assets Of A Fund, Will Affect The Value Of That Fund And Hence The Value Of The Notes.

A Fund may hold a variety of underlying assets, and its performance may be designed to track the performance of a fund underlying index. While the Notes are linked to a Fund and not to its underlying assets or fund underlying index, risks associated with its underlying assets or fund underlying index will affect the share or unit price of that Fund and hence the value of the Notes.

Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.

The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares or units of such Fund and, therefore, may affect the value of the Notes and any payments on the Notes. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of such fund underlying index and the closing price of the shares or units of the related Fund and, therefore, may affect the value of the Notes and any payments on the Notes. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the Notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

Actions by any company whose securities are included in a Fund or in its fund underlying index may have an adverse effect on the price of its security, the fund closing price of such Fund on any calculation day and the value of the Notes. Except to the extent that the common stock of Bank of America Corporation is included in a Fund or in its fund underlying index, neither we nor Bank of America Corporation will be affiliated with any of the companies whose security is represented in any Fund or its fund underlying index. These unaffiliated companies will not be involved in the offering of the Notes and will have no obligations with respect to the Notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the Notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. These companies will not be involved with the administration, marketing or trading of the Notes and will have no obligations with respect to any amounts to be paid to you on the Notes.

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the applicable Fund or its fund underlying index. We have derived the information about any Fund, its fund underlying index and the related sponsors contained in the applicable pricing supplement from publicly available information, without independent verification. Neither we, Bank of America Corporation nor any selling agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Funds in connection with the offering of the Notes. Furthermore, neither we, Bank of America Corporation nor any selling agent knows whether any Fund has disclosed all events occurring before the date of this product supplement or the applicable pricing supplement —including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning a Fund could affect the value of the Notes and any payments on the Notes. You, as an investor in the Notes, should make your own investigation into any applicable Fund, its fund underlying index and the sponsors. The sponsors are not involved in the offering of the Notes made hereby in any way and have no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of the Notes.

The Performance Of A Fund And The Performance Of Its Fund Underlying Index May Vary.

If a Fund is designed to track the performance of a fund underlying index, the performance of such Fund and that of its fund underlying index may vary due to transaction costs, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its fund underlying index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in the fund underlying index and/or holding assets that are not included in the fund underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and the fund underlying index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share or unit of a Fund may differ from its net asset value per share or unit; shares or units of a Fund may trade at, above, or below their net asset value per share or unit.

For the foregoing reasons, the performance of a Fund may not match the performance of its fund underlying index over the same period. Because of this variance, the return on the Notes, to the extent dependent on the return of a Fund, may not be the same as an investment directly in the securities or other investments included in the applicable fund underlying index or the same as a debt security with a payment at maturity linked to the performance of the fund underlying index.

There Are Risks Associated With Funds.

Although the shares or units of any Fund to which your Notes are linked will be listed for trading on a U.S. securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares or units of any Fund or that there will be liquidity in the trading market.

In addition, a Fund will be subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. A Fund will also generally not be actively managed and may be affected by a general decline in market segments relating to its fund underlying index. Further, a fund sponsor may invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and a fund sponsor will not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, a Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements. In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the relevant fund underlying index sponsor modify the relevant fund underlying index, transitioning to a new fund underlying index or obtaining relief from the Securities and Exchange Commission (the “SEC”). There can be no assurance that a fund underlying index sponsor would modify the relevant fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares or units of any applicable Fund and, consequently, the value of the Notes.

Notes Linked To A Fund That Holds Non-U.S. Traded Securities Are Subject To Foreign Currency Exchange Rate Risk.

The share or unit price of a Fund that holds securities traded outside of the U.S. will fluctuate based upon its net asset value, which will in turn depend in part upon changes in the value of the currencies in which the securities held by the Fund are traded. Accordingly, investors in the Notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities held by the Fund are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the net asset value of the Fund will be adversely affected and the price of the Fund may decrease.

Time Zone Differences Between The Cities Where Securities Comprising A Fund Underlying Index And The Related Fund Trade May Create Discrepancies In Trading Levels.

As a result of the time zone difference between the cities where some of the securities comprising the fund underlying index trade and where the shares or units of the applicable Fund trade, there may be discrepancies between the values of the fund underlying index and the trading prices of the Notes. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the U.S.) that may result in the values of the relevant Non-U.S. Underlying remaining unchanged for multiple trading days in the locations where the Notes (or any related Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the Notes (or any related Fund) trade are closed.

Anti-dilution Adjustments Relating To The Shares Or Units Of A Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of a Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares or units of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the Notes may be adversely affected.

Additional Risk Factors Relating to Notes Linked to An Underlying Stock

The Notes May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the Notes. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the Notes. Such substitution may also occur if an Underlying Stock consists of ADSs and such ADSs are delisted or the applicable ADS facility is terminated. In any such event, the equity-linked nature of the Notes would be significantly altered. We describe the specific events that can lead to these adjustments and the procedures for selecting a replacement stock in the section entitled “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events.” The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the Notes and any payments on the Notes.

We Cannot Control Actions By An Underlying Stock Issuer.

Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day and the value of the Notes. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the Notes nor will any Underlying Stock Issuer have any obligations with respect to the Notes, including any obligation to take our interests or your interests into consideration for any reason, including when taking corporate actions that might adversely affect the value of the Underlying Stock or the value of the Notes. No Underlying Stock Issuer will receive any of the proceeds of the offering of the Notes or will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the Notes nor will have any obligations with respect to any amounts payable on the Notes.

We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Any Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any Underlying Stock Issuer. This product supplement and any applicable pricing supplement relate only to the Notes and do not relate to any Underlying Stock. The material provided in this product supplement and any applicable pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we, Bank of America Corporation nor any selling agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers in connection with the offering of the Notes. Furthermore, neither we, Bank of America Corporation nor any selling agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this product supplement or the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the Notes and any payments on the Notes. You, as an investor in the Notes, should make your own investigation into any applicable Underlying Stock Issuer.

In addition, there can be no assurance that an Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that an Underlying Stock Issuer ceases to be subject to such reporting requirements and the Notes continue to be outstanding, pricing information for the Notes may be more difficult to obtain and the value and liquidity of the Notes may be adversely affected. Neither we nor any agent is responsible for the public disclosure of information by any Underlying Stock Issuer, whether contained in filings with the SEC or otherwise.

You Have Limited Anti-dilution Protection.

The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the Notes and any payments on the Notes. See “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

The Value Of An ADS May Not Accurately Track The Value Of The Common Shares Of The Related Underlying Stock Issuer.

If an Underlying Stock is an ADS, each ADS will represent shares of the relevant Underlying Stock Issuer. Generally, the ADSs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Stock Issuer and the holders of the ADSs. The trading patterns of the ADSs generally will reflect the characteristics and valuations of the underlying common shares; however, the value of the ADSs may not completely track the value of those shares. There are important differences between the rights of holders of ADSs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable exchange for the underlying common equity securities of ADSs may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the underlying common shares.

Exchange Rate Movements May Adversely Impact The Value Of An Underlying Stock That Is An ADS.

If an Underlying Stock is an ADS, the market price of that Underlying Stock will generally track the U.S. dollar value of the market price of its underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of the Underlying Stock may decrease while the market price of the underlying common shares remains stable or increases or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse impact on the value of that Underlying Stock and consequently, adversely affect the value of your Notes and the amount payable on the Notes.

Adverse Trading Conditions In The Applicable Non-U.S. Market May Negatively Affect The Value Of An Underlying Stock That Is An ADS.

Holders of an Underlying Stock Issuer’s ADSs may usually surrender the ADSs in order to receive and trade the underlying common shares. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADSs, which may impact the value of such ADSs and, consequently, adversely affect the value of your Notes.

GENERAL TERMS OF THE NOTES

BofA Finance LLC will issue the Notes as part of a series of medium-term notes entitled “Senior Medium-Term Notes, Series A,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The specific terms of the Notes will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement shall control. Certain terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

All payment(s) due on the Notes will be payable only in U.S. dollars.

The Notes are not subject to any sinking fund.

Unless otherwise set forth in the applicable pricing supplement, the Notes are not subject to redemption at the option of the holder prior to maturity.

We will issue the Notes in the denominations set forth in the applicable pricing supplement. The CUSIP number for each issue of the Notes will be set forth in the applicable pricing supplement.

Certain Terms for Notes Linked to an Index

Certain Definitions

A “multiple exchange index” means the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the MSCI ACWI Index®, the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “trading day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

The “closing level” with respect to an Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Bloomberg L.P., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Market Disruption Events

A “market disruption event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index (other than a multiple exchange index):

(1)

the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)

the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•

a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•

the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•

a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•

the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)

The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a multiple exchange index:

(1)

the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)

an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and BofA Finance LLC, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, BofA Finance LLC will cause notice to be given to holders of the Notes.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the Notes.

Certain Terms for Notes Linked to a Fund

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal U.S. securities exchange registered under the Exchange Act, on which such Fund (or any such other security) is listed or admitted to trading.

The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the Notes upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the Notes. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the Notes. All determinations made by the calculation agent in making any adjustments to the terms of the Notes, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the Notes, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the Notes that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the Notes as the calculation agent determines appropriate to account for the economic effect on the Notes of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and BofA Finance LLC, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the Notes.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date in good faith and in a commercially reasonable manner.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the Notes.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the Notes unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and determine the maturity payment amount and any other terms of the Notes with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Certain Terms for Notes Linked to an Underlying Stock

Certain Definitions

A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the U.S..

The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•

if such Underlying Stock (or any such other security) (i) is not listed or admitted to trading on any national securities exchange; or (ii) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding bullet, the last reported sale price of the principal trading session on any other market system or quotation system that is the primary market for the trading of such Underlying Stock.

If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of BofAS, Wells Fargo Securities, LLC (“WFS”) or any of their respective affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price for such Underlying Stock on such trading day will be determined by the calculation agent in its sole discretion, taking into account any information that it deems relevant.

The “stock closing price” with respect to an Underlying Stock on a trading day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such trading day.

The “adjustment factor” for an Underlying Stock is initially 1.0. The adjustment factor for an Underlying Stock will remain constant for the term of the Notes, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustment Events Relating to an Underlying Stock” below.

Market Disruption Events

A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:

•

a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

such Underlying Stock does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect.

The following events will not be a market disruption event with respect to an Underlying Stock:

•

a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to such Underlying Stock or those contracts; or

•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.

Adjustment Events Relating to an Underlying Stock

The adjustment factor for an Underlying Stock is initially 1.0. However, the adjustment factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your Notes, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—Additional Risk Factors Relating to Notes Linked to An Underlying Stock—You Have Limited Anti-dilution Protection.”

How adjustments will be made

If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock. Adjustments to the adjustment factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “adjustment period”).

The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the adjustment factor of an Underlying Stock during the term of the Notes be deemed to change the principal amount per Note.

If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your Notes that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the U.S., such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the U.S. and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock to equal the product of the prior adjustment factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:

•	the number of shares issued with respect to one share of such Underlying Stock, and

•	the prior adjustment factor for such Underlying Stock.

The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

Unless otherwise specified in the applicable pricing supplement, the adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “ —Reorganization Events” below, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).

If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•

a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•

a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•

the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to an Underlying Stock:

•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

•

the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•

the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•

the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will adjust the adjustment factor for such Underlying Stock to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”

Reorganization property can be classified into two categories:

•

an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

•

cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate. In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the adjustment factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of such Underlying Stock and (ii) the adjustment factor for the applicable Underlying Stock on the trading day immediately prior to the effective date of the reorganization event.

If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “Underlying Stock” in this product supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the adjustment factor for such Underlying Stock will be equal to the applicable number indicated:

(a)	if such Underlying Stock continues to be outstanding:

(1)

that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;

provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the original Underlying Stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such trading day; or

(b)	if such Underlying Stock is surrendered for reorganization property:

(1)

that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:

(i)

if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)

if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent adjusts the adjustment factor of such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further anti-dilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new adjustment factor of such Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of such Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Underlying Stock.

For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the stock closing price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an adjustment factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.

The “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of BofA Finance LLC, the hedging counterparties of BofA Finance LLC or any of their affiliates that would materially limit the ability of BofA Finance LLC, the hedging counterparties of BofA Finance LLC or any of their affiliates to hedge the Notes with respect to such stock or (ii) any stock where the aggregate market value of the stock held by non-affiliates of the issuer of the stock is less than $1 billion as of the replacement determination date (as defined below) (in the case of (i) or (ii), an “excluded stock”).

If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of such original Underlying Stock and (b) the adjustment factor of such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event. If a replacement stock is selected in connection with an ADS termination event (as defined below), the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the original Underlying Stock on the change date and (y) the adjustment factor in effect on the trading day immediately prior to the change date.

The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock that is not an excluded stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer. If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.

The “replacement stock selection index” means the S&P 500® Index.

Notwithstanding the foregoing:

•

in the event that the calculation agent determines in its sole discretion that the replacement stock selected as described above would fail to reasonably represent your economic position relative to the Notes, the calculation agent may select a replacement stock in its sole discretion taking into account the factors used above and such other factors as the calculation agent deems relevant; and

•

the calculation agent may in its sole discretion elect to modify the adjustment factor from the value determined as described above with a view toward offsetting, to the extent practicable, any difference in the relative prices of the original Underlying Stock and the replacement stock on the date on which the original Underlying Stock is replaced by the replacement stock, on the announcement date or effective date of the relevant replacement stock event, or on such other day as the calculation agent determines in its sole discretion to be appropriate (for this purpose, the “replacement determination date”).

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility. If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the applicable Underlying Stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.

Consequences of a Market Disruption Event; Postponement of a Calculation Day

As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth trading day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled trading day for that Underlying Stock after such originally scheduled calculation day.

Notes Linked to a Single Market Measure

If any calculation day is not a trading day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a trading day with respect to the Market Measure.

If a market disruption event occurs or is continuing with respect to the Market Measure on any calculation day, then such calculation day will be postponed to the first succeeding trading day for the Market Measure on which a market disruption event for the Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a calculation day has been postponed to the final disrupted calculation day and a market disruption event occurs or is continuing with respect to the Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of the Market Measure on such final disrupted calculation day:

(i)

in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Notes Linked to Multiple Market Measures

If any calculation day is not a trading day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure.

If a market disruption event occurs or is continuing with respect to any Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a market disruption event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of such Market Measure on such final disrupted calculation day:

(i)

in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.

Payment Dates

The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the Notes (each referred to in this section as a “payment date”).

If any scheduled payment date (including the maturity date) is not a business day (as defined in the accompanying prospectus supplement in “—Description of the Notes—Payment of Principal, Interest and Other Amounts Payable—Business Day Conventions”), the payment (if any) required to be made on the Notes on such payment date will be made on the next succeeding business day, and no interest will accrue as a result of such delay. If a calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three business days after the final calculation day as postponed. If the Notes are linked to more than one Market Measure and a calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.

If any payment date is postponed due to a non-business day, a market disruption event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.

For interest-bearing Notes, for so long as the Notes are held in book-entry only form, we will pay interest to the persons in whose names the Notes are registered at the close of business one business day prior to each payment date. If the Notes are not held in book-entry only form, the record dates will be the first day of the month in which the applicable interest payment is due.

Same-Day Settlement and Payment

The Notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the Notes in immediately available funds. We will pay the amounts due on the Notes in immediately available funds so long as the Notes are maintained in book-entry form.

Calculations and Calculation Agent

BofAS, one of our affiliates and a wholly owned subsidiary of Bank of America Corporation, will act as calculation agent for the Notes and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent has the sole discretion to make all determinations regarding the Notes as described in the product supplement, including determination of any amounts payable on the Notes. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing value of a Market Measure under certain circumstances;

•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

•	if publication of an Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of such Index;

•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund; and

•	select a replacement stock for an Underlying Stock under certain circumstances.

Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you, us and Bank of America Corporation, without any liability on the part of the calculation agent.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Events of Default and Acceleration

If an event of default (as defined in the senior indenture relating to the Securities and the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus) with respect to an issue of Notes has occurred and is continuing, unless otherwise provided in the applicable pricing supplement, the amount payable to a holder of a security upon any acceleration permitted under the senior indenture will be equal to the amount described as the maturity payment amount, calculated as provided in the applicable pricing supplement. If the applicable pricing supplement specifies that the Notes will pay a coupon, then the amount described in the immediately preceding sentence will also include a portion of a final coupon payment, if any. The maturity payment amount and any final coupon payment will be calculated as though the date of acceleration were the calculation day (or the final calculation day, if there is more than one calculation day). The final coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date to, but excluding, the date of acceleration.

SUPPLEMENTAL PLAN OF DISTRIBUTION; ROLE OF BOFAS AND CONFLICTS OF INTEREST

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the distribution of the Notes. Accordingly, the offering of the Notes will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in an offering of the Notes to any of its discretionary accounts without the prior written approval of the account holder.

Delivery of the Notes will be made against payment therefor on or about the issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable pricing supplement specifies that the issue date is more than one business day after the applicable pricing date, purchasers who wish to trade such Notes at any time prior to the first business day preceding the applicable issue date will be required, by virtue of the fact that the Notes will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Under our distribution agreement with BofAS, BofAS will purchase the Notes from us as principal at the public offering price indicated on the cover of the applicable pricing supplement, less the indicated underwriting discount. BofAS will sell the Notes to WFS at the public offering price of the Notes less a concession per Note to be specified in the applicable pricing supplement. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession per Note to be specified in the applicable pricing supplement. In addition to the concession allowed to WFA, WFS may pay an amount per Note to be specified in the applicable pricing supplement to WFA as a distribution expense fee for each Note sold by WFA.

In addition, in respect of certain Notes, BofAS or its affiliates may pay a fee per Note to be specified in the applicable pricing supplement to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Notes to other securities dealers.

BofAS and any of our other broker-dealer affiliates and WFS and its broker-dealer affiliates may use the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Notes. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

Any price that BofAS, WFS or their respective affiliates may pay to repurchase the Notes will depend upon then prevailing market conditions, the creditworthiness of us and Bank of America Corporation, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Notes.

STRUCTURING THE NOTES

The Notes are our debt securities, the return on which is linked to the performance of a Market Measure. The related guarantee is Bank of America Corporation’s obligation. Any payments on the Notes depend on the credit risk of BofA Finance LLC and Bank of America Corporation and on the performance of the Market Measure. As is the case for all of our and Bank of America Corporation’s respective debt securities, including our market-linked securities, the economic terms of the Notes reflect our and Bank of America Corporation’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and Bank of America Corporation, Bank of America Corporation typically borrows the funds under these types of securities at a rate, which we refer to as Bank of America Corporation’s internal funding rate, that is more favorable to Bank of America Corporation than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Notes, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Notes on the pricing date being less than their public offering price.

The initial estimated value range of the Notes will be set forth on the cover page of the applicable preliminary pricing supplement. The applicable final pricing supplement will set forth the initial estimated value of the Notes as of the pricing date.

In order to meet our payment obligations on the Notes, at the time we issue the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and Bank of America Corporation’s creditworthiness, interest rate movements, the volatility of the Market Measure, the tenor of the Notes and the hedging arrangements. The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” above and “Use of Proceeds” in the accompanying prospectus.